UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 4, 2026

TURNING POINT BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37763	20-0709285
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5201 Interchange Way, Louisville, KY	40229
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 778-4421

N/A
(Former name, former address and former fiscal year, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TPB	New York Stock Exchange

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

Turning Point Brands, Inc. held its Annual Meeting of Stockholders on May 4, 2026, at which the following matters were voted upon:

(1)	Election of Directors;
(2)	Ratification of KPMG LLP as independent registered public accountant for the year ending December 31, 2026; and
(3)	Advisory vote to approve named executive officer compensation.

The final number of votes cast with respect to each matter is set out below:

(1)	Election of Directors:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Gregory H.A. Baxter	14,783,749	198,008	2,055,552
John A. Catsimatidis Jr.	14,835,940	145,817	2,055,552
H.C. Charles Diao	14,751,756	230,001	2,055,552
Ashley D. Frushone	14,636,944	344,813	2,055,552
David E. Glazek	14,754,180	227,577	2,055,552
Graham A. Purdy	14,799,438	182,319	2,055,552
Rohith Reddy	14,785,554	196,203	2,055,552
Kathleen M. Shanahan	14,827,330	154,427	2,055,552
Stephen Usher	14,797,592	184,165	2,055,552
Lawrence S. Wexler	14,788,619	193,138	2,055,552

(2)	Ratification of KPMG LLP as independent registered public accountant for the year ending December 31, 2026:

For	16,869,195
Against	130,747
Abstain	37,367
Broker Non-Votes	-

(3)	Advisory vote to approve named executive officer compensation:

For	14,561,464
Against	324,126
Abstain	96,167
Broker Non-Votes	2,055,552

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURNING POINT BRANDS, INC.

Dated: May 5, 2026	By:	/s/ Brittani N. Cushman
Brittani N. Cushman
Senior Vice President, General Counsel and Secretary